EXHIBIT  10




APRIL  27,  2000


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549


         RE:      EXHIBIT  10,  FORM  N-1A
                  CALVERT  TAX-FREE  RESERVES
                  FILE  NUMBERS  2-69565  AND  811-3101


LADIES  AND  GENTLEMEN:


         AS COUNSEL TO CALVERT GROUP, LTD., IT IS MY OPINION THAT THE SECURITIES BEING REGISTERED BY THIS POST-EFFECTIVE AMENDMENT NO. 49 WILL
BE  LEGALLY  ISSUED,  FULLY  PAID  AND  NON-ASSESSABLE  WHEN  SOLD.  MY  OPINION
IS  BASED  ON  AN  EXAMINATION  OF  DOCUMENTS  RELATED  TO  CALVERT  TAX-FREE
RESERVES (THE "TRUST"), INCLUDING ITS DECLARATION OF TRUST, ITS BY-LAWS, OTHER ORIGINAL OR PHOTOSTATIC COPIES OF TRUST RECORDS, CERTIFICATES OF PUBLIC OFFICIALS, DOCUMENTS, PAPERS, STATUTES, AND AUTHORITIES AS I
DEEMED  NECESSARY  TO  FORM  THE  BASIS  OF  THIS  OPINION.

         I THEREFORE CONSENT TO FILING THIS OPINION OF COUNSEL WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE TRUST'S POST-EFFECTIVE AMENDMENT NO. 49 TO ITS REGISTRATION STATEMENT.

                                            SINCERELY,

                                            /S/

                                            SUSAN  WALKER  BENDER
                                            ASSOCIATE  GENERAL  COUNSEL